UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 15, 2005

MIKOHN GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (IRS Employer Identification No.)

920 Pilot Road,
P.O. Box 98686,
Las Vegas, NV	89119-8686
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 896-3890
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective September 15, 2005, Michael F. Dreitzer resigned from the position of Executive Vice President and General Counsel of Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation (the “Company”), for personal reasons. See Item 7.01 below. The Company and Mr. Dreitzer entered into a Consulting and Confidentiality Agreement on September 15, 2005 (the “Consulting Agreement”). Under the Consulting Agreement, which has a term of one year, Mr. Dreitzer agreed to provide the Company with consulting services for up to 40 hours per month during the term of the agreement. Mr. Dreitzer will be paid $6,500 per month for the term of the agreement.
Item 7.01. Regulation FD Disclosure.
On September 15, 2005, the Company issued a press release announcing that Robert B. Ziems has been named Executive Vice President and General Counsel of the Company, replacing Mr. Dreitzer. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	Press release dated September 15, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

September 21, 2005	By: /s/ MICHAEL A. SICURO

Michael A. Sicuro
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release dated September 15, 2005